OpenTable, Inc. Announces Third Quarter Financial Results

-- Increases Revenue by 16% to $39.7 Million --

-- Grows Seated Diners by 26% over Q3 2011 --

-- Achieves EPS of $0.26 and Non-GAAP EPS of $0.42 --

SAN FRANCISCO, Nov. 1, 2012 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the third quarter ended September 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q3 2012 of $39.7 million, a 16% increase over Q3 2011. Consolidated net income for Q3 2012 was $5.9 million, or $0.26 per diluted share. Non-GAAP consolidated net income for Q3 2012, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $9.7 million, or $0.42 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of September 30, 2012, totaled 18,975, a 17% increase over September 30, 2011.
  Seated diners totaled 27.4 million, a 26% increase over Q3 2011.
  Revenues totaled $34.5 million, a 19% increase over Q3 2011.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $17.8 million, or 52% of North America revenues, a 31% increase over Q3 2011.

International Results

  Installed restaurant base as of September 30, 2012, totaled 7,385.  As previously reported, with the relaunch of the toptable site in Q2 2012, in an anticipated one-time event, we removed restaurants that did not migrate to OpenTable technology from our installed restaurant base.  After adjusting for this one-time event, our installed restaurant base as of September 30, 2012, represented an 80% increase over our installed base of OpenTable technology-enabled restaurants as of September 30, 2011.
  Seated diners totaled 2.3 million, a 30% increase over Q3 2011.
  Revenues totaled $5.2 million, a 1% decrease over Q3 2011 primarily driven by changes in per seated diner fees made at toptable earlier in the year and lower other revenue.
  Non-GAAP adjusted EBITDA totaled a loss of $0.3 million compared to a loss of $0.7 million in Q3 2011.

"We continue to see a meaningful shift to mobile, which we view as a long-term positive for the business," said Matt Roberts, President and CEO of OpenTable. "Approximately one third of the 27 million diners we seated in North America during the quarter were attributable to mobile, and we're strategically positioned to further capitalize on the opportunity."

Q3 2012 Consolidated Financial and Operating Summary

  Installed restaurant base as of September 30, 2012, totaled 26,360.
  Seated diners totaled 29.7 million, a 26% increase over Q3 2011.
  Total revenues were $39.7 million in Q3 2012, up 16% over Q3 2011 revenues of $34.4 million.
    Reservation revenues were $21.9 million in Q3 2012, up 22% over Q3 2011 revenues of $18.0 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $14.3 million in Q3 2012, up 10% over Q3 2011 revenues of $12.9 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $3.6 million in Q3 2012, up 5% over Q3 2011 revenues of $3.4 million.  The increase is primarily the result of an increase in revenue from advertising on the OpenTable network, partially offset by a decrease in revenue from third-party restaurant coupon sales.
  Total operating expenses were $30.6 million in Q3 2012, up 7% over Q3 2011 operating expenses of $28.5 million.  The increase was primarily driven by an increase in stock-based compensation expense and a 3% increase in headcount.
  Total operating income was $9.2 million in Q3 2012 compared to $5.8 million in Q3 2011.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles was $15.2 million in Q3 2012 compared to $10.8 million in Q3 2011.
  The Q3 2012 GAAP income tax expense was $3.3 million, or a 35% tax rate.
  Consolidated net income was $5.9 million, or $0.26 per diluted share, in Q3 2012 compared to $4.1 million, or $0.17 per diluted share, in Q3 2011.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, and tax-affected amortization of acquired intangibles was $9.7 million, or $0.42 per diluted share, in Q3 2012 compared to $7.4 million, or $0.30 per diluted share, in Q3 2011.
  As of September 30, 2012, OpenTable had cash and cash equivalents and short-term investments of $86.1 million.

"During the third quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q4 2012 and the full year 2012 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics.

Hurricane Sandy:

  Hurricane Sandy has interrupted operations at many of the Company's restaurant customers along the East Coast. The key determinants of the impact will be the magnitude and duration of the disruption, which are still largely unknown at this time. The Company estimates the negative impact of Hurricane Sandy on Q4 2012 North America reservation revenue will be approximately $0.5 million.

Q4 2012 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $35.9 million to $37.2 million and non-GAAP adjusted EBITDA to be in the range of $18.6 million to $19.9 million.
  In the International segment the Company estimates revenue to be in the range of $5.6 million to $5.9 million and non-GAAP adjusted EBITDA loss to be in the range of $0.5 million to $0.9 million.
  On a consolidated basis the Company estimates revenue to be in the range of $41.5 million to $43.1 million, non-GAAP adjusted EBITDA to be in the range of $17.7 million to $19.4 million and non-GAAP EPS to be in the range of $0.41 to $0.45.

Full Year 2012 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $138.6 million to $139.9 million and non-GAAP adjusted EBITDA to be in the range of $71.5 million to $72.9 million.
  In the International segment the Company estimates revenue to be in the range of $21.6 million to $21.9 million and non-GAAP adjusted EBITDA loss to be in the range of $2.1 million to $2.5 million.
  On a consolidated basis the Company estimates revenue to be in the range of $160.2 million to $161.8 million, non-GAAP adjusted EBITDA to be in the range of $69.0 million to $70.8 million and non-GAAP EPS to be in the range of $1.64 to $1.68.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through November 30, 2012, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expenses. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue, including installation fees for the Electronic Reservation Book (including training).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q4 2012 and the full year 2012 and the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 26,000 restaurant customers, and, since its inception in 1998, has seated over 385 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, a leading restaurant reservation site in the UK.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 85,158	$ 36,519
Short-term investments	978	13,411
Accounts receivable, net	19,186	18,795
Prepaid expenses and other current assets	3,083	2,708
Deferred tax asset	10,960	11,238

Total current assets	119,365	82,671

Property, equipment and software, net	19,206	16,150
Goodwill	46,318	42,312
Intangibles, net	15,828	16,403
Deferred tax asset	11,925	5,466
Other assets	1,088	813

TOTAL ASSETS	$ 213,730	$ 163,815

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 9,435	$ 7,004
Accrued compensation	4,992	4,518
Deferred revenue	1,597	1,752
Deferred tax liability	107	-
Dining rewards payable	25,899	20,827
Total current liabilities	42,030	34,101

Deferred revenue — non-current	2,141	2,249
Deferred tax liability	3,933	3,915
Income tax liability	14,849	13,215
Other long-term liabilities	71	108

Total liabilities	63,024	53,588

STOCKHOLDERS' EQUITY:
Common stock	2	2
Additional paid-in capital	201,606	171,465
Treasury stock	(50,673)	(41,963)
Accumulated other comprehensive income (loss)	905	(1,634)
Accumulated deficit	(1,134)	(17,643)

Total stockholders' equity	150,706	110,227

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 213,730	$ 163,815

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

REVENUES	$ 39,738	$ 34,356	$ 118,665	$ 102,353

COSTS AND EXPENSES:
Operations and support (1)	10,544	9,916	31,402	29,074
Sales and marketing (1)	8,216	7,477	25,559	21,692
Technology (1)	3,741	3,748	10,599	11,326
General and administrative (1)	8,072	7,407	25,673	18,417

Total costs and expenses	30,573	28,548	93,233	80,509

Income from operations	9,165	5,808	25,432	21,844
Other income, net	36	23	66	68

Income before taxes	9,201	5,831	25,498	21,912
Income tax expense	3,253	1,775	8,989	7,346

NET INCOME	$ 5,948	$ 4,056	$ 16,509	$ 14,566

Net income per share:
Basic	$ 0.26	$ 0.17	$ 0.73	$ 0.62
Diluted	$ 0.26	$ 0.17	$ 0.71	$ 0.59

Weighted average shares outstanding:
Basic	22,641	23,695	22,585	23,530
Diluted	23,261	24,488	23,188	24,545

(1) Stock-based compensation included in above line items:
Operations and support	$ 332	$ 431	$ 966	$ 1,289
Sales and marketing	1,290	571	4,046	1,574
Technology	1,020	431	2,184	1,319
General and administrative	2,268	2,536	8,891	4,627
	$ 4,910	$ 3,969	$ 16,087	$ 8,809

Other Operational Data:
Installed restaurants (at period end):
North America	18,975	16,237	18,975	16,237
International	7,385	7,629	7,385	7,629
Total	26,360	23,866	26,360	23,866

Seated diners (in thousands):
North America	27,438	21,818	83,192	64,884
International	2,302	1,768	6,800	4,939
Total	29,740	23,586	89,992	69,823

Headcount (at period end):
North America	425	403	425	403
International	162	165	162	165
Total	587	568	587	568

Additional Financial Data:
Revenues:
North America
Reservation	$ 19,193	$ 15,154	$ 58,128	$ 45,690
Subscription	12,510	11,406	36,675	33,117
Other	2,789	2,521	7,884	8,290
Total North America Revenues	$ 34,492	$ 29,081	$ 102,687	$ 87,097
International
Reservation	$ 2,718	$ 2,861	$ 8,421	$ 8,228
Subscription	1,754	1,531	5,056	4,400
Other	774	883	2,501	2,628
Total International Revenues	5,246	5,275	15,978	15,256
Total Revenues	$ 39,738	$ 34,356	$ 118,665	$ 102,353

Income (loss) from operations:
North America	$ 11,581	$ 8,532	$ 32,935	$ 30,857
International	(2,416)	(2,724)	(7,503)	(9,013)
Total	$ 9,165	$ 5,808	$ 25,432	$ 21,844

Depreciation and amortization:
North America	$ 1,912	$ 1,726	$ 5,460	$ 5,162
International	1,455	1,321	4,213	3,666
Total	$ 3,367	$ 3,047	$ 9,673	$ 8,828

Stock-based compensation:
North America	$ 4,221	$ 3,295	$ 14,447	$ 6,176
International	689	674	1,640	2,633
Total	$ 4,910	$ 3,969	$ 16,087	$ 8,809

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 5,948	$ 4,056	$ 16,509	$ 14,566
Add back: stock-based compensation expense	4,910	3,969	16,087	8,809
Income tax effect of stock-based compensation	(1,996)	(1,403)	(6,298)	(3,321)
Add back: acquisition-related expenses	53	-	104	-
Income tax effect of acquisition-related expenses	(21)	-	(40)	-
Add back: amortization of acquired intangibles	1,089	993	3,038	2,986
Income tax effect of amortization of intangibles	(311)	(264)	(826)	(822)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,672	$ 7,351	$ 28,574	$ 22,218

Non-GAAP diluted net income per share	$ 0.42	$ 0.30	$ 1.23	$ 0.91

Weighted average diluted shares outstanding	23,261	24,488	23,188	24,545

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 9,165	$ 5,808	$ 25,432	$ 21,844
Add back: stock-based compensation expense	4,910	3,969	16,087	8,809
Add back: acquisition-related expenses	53	-	104	-
Add back: amortization of acquired intangibles	1,089	993	3,038	2,986

NON-GAAP OPERATING INCOME	$ 15,217	$ 10,770	$ 44,661	$ 33,639

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 11,581	$ 8,532	$ 32,935	$ 30,857

Adjustments:
Stock-based compensation expense	4,221	3,295	14,447	6,176
Acquisition-related expense	53	-	104	-
Amortization of acquired intangibles	201	87	377	263
Depreciation and other amortization expense	1,711	1,639	5,083	4,899

North America Adjusted EBITDA	$ 17,767	$ 13,553	$ 52,946	$ 42,195

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (2,416)	$ (2,724)	$ (7,503)	$ (9,013)

Adjustments:
Stock-based compensation expense	689	674	1,640	2,633
Amortization of acquired intangibles	888	906	2,661	2,723
Depreciation and other amortization expense	567	415	1,552	943

International Adjusted EBITDA	$ (272)	$ (729)	$ (1,650)	$ (2,714)

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	December 31, 2012		December 31, 2012
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 6,438	$ 7,509	$ 22,947	$ 24,018
Add back: stock-based compensation expense	4,486	4,486	20,573	20,573
Income tax effect of stock-based compensation	(1,742)	(1,742)	(8,040)	(8,040)
Add back: acquisition-related expenses	-	-	104	104
Income tax effect of acquisition-related expenses	-	-	(40)	(40)
Add back: amortization of acquired intangibles	587	587	3,625	3,625
Income tax effect of amortization of intangibles	(216)	(216)	(1,042)	(1,042)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,553	$ 10,624	$ 38,127	$ 39,198

Non-GAAP diluted net income per share	$ 0.41	$ 0.45	$ 1.64	$ 1.68

Weighted average diluted shares outstanding	23,400	23,400	23,300	23,300

North America Adjusted EBITDA:
GAAP operating income	$ 12,247	$ 13,547	$ 45,083	$ 46,483

Adjustments:
Stock-based compensation expense	4,002	4,002	18,449	18,449
Acquisition-related expense	-	-	104	104
Amortization of acquired intangibles	227	227	604	604
Depreciation and other amortization expense	2,124	2,124	7,260	7,260

North America Adjusted EBITDA	$ 18,600	$ 19,900	$ 71,500	$ 72,900

International Adjusted EBITDA:
GAAP operating loss	$ (2,062)	$ (1,662)	$ (9,514)	$ (9,114)

Adjustments:
Stock-based compensation expense	484	484	2,124	2,124
Amortization of acquired intangibles	360	360	3,021	3,021
Depreciation and other amortization expense	318	318	1,869	1,869

International Adjusted EBITDA	$ (900)	$ (500)	$ (2,500)	$ (2,100)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 10,185	$ 11,885	$ 35,569	$ 37,369

Adjustments:
Stock-based compensation expense	4,486	4,486	20,573	20,573
Acquisition-related expense	-	-	104	104
Amortization of acquired intangibles	587	587	3,625	3,625
Depreciation and other amortization expense	2,442	2,442	9,129	9,129

Consolidated Adjusted EBITDA	$ 17,700	$ 19,400	$ 69,000	$ 70,800

CONTACT: Investor Relations, +1-415-344-6520, investors@opentable.com, or Media Relations Contact, +1-415-344-4275, pr@opentable.com